Exhibit 8.2

Joe R. Lane (1858-1931)	LANE & WATERMAN LLP	Joseph C. Judge*
Charles M. Waterman (1847-1924)		Jason J. O’Rourke*
William C. Davidson*		Troy D. Venner*
C. Dana Waterman III	Established 1854	Courtney M. Kay-Decker*
Charles E. Miller*		Troy A. Howell*
James A. Mezvinsky		Diane M. Reinsch*
David A. Dettmann*	220 North Main Street, Suite 600	Catherine E. E. Hult*
Dana M. Craig*	Davenport, Iowa 52801-1987	Mikkie R. Schiltz*
Terry M. Giebelstein*	Telephone (563) 324-3246	Diane E. Puthoff*
Rand S. Wonio	Fax (563) 324-1616	Stacey L. Hall*
Curtis E. Beason		Wendy S. Meyer*
Robert V. P. Waterman, Jr.*	Writer’s Direct Dial: (563) 333-6624	Ian J. Russell*
Peter J. Benson*	E-Mail Address: rdavidson@l-wlaw.com	Benjamin J. Patterson
Michael L. Noyes		Douglas R. Lindstrom, Jr.
R. Scott Van Vooren*
Thomas D. Waterman*	April 24, 2007	Of Counsel
John D. Telleen*		Robert A. Van Vooren*
Richard A. Davidson*		Thomas N. Kamp
Michael P. Byrne*
Edmund H. Carroll*		*Also Admitted in Illinois
Jeffrey W. Paul*
Theodore F. Olt III*		224 18th Street, Suite 500
Cameron A. Davidson*		Rock Island, Illinois 61201-8739
Judith L. Herrmann*		Telephone (309) 786-1600
Robert B. McMonagle*		Fax (309) 786-1794
Christopher J. Curran*

JOHN DEERE CAPITAL CORPORATION One E. First Street, Suite 600 Reno, NV 89501

JOHN DEERE RECEIVABLES, INC. One E. First Street, Suite 600 Reno, NV 89501

THE BANK OF NEW YORK (Delaware) 100 White Clay Center, Route 273 Newark, DE 19711

U.S. BANK NATIONAL ASSOCIATION 209 South LaSalle St., Ste. 300 Chicago, IL 60604

RE:	REGISTRATION STATEMENT ON FORM S-3 REGISTER JOHN DEERE OWNER TRUST 2007 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2007 (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of April 15, 2007, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the

LANE & WATERMAN LLP

JOHN DEERE CAPITAL CORPORATION JOHN DEERE RECEIVABLES, INC. THE BANK OF NEW YORK (Delaware) U.S. BANK NATIONAL ASSOCIATION April 24, 2007 Page 2

form of Exhibit “A” to the Trust Agreement dated April 15, 2007, between The Bank of New York (Delaware), a Delaware banking corporation, as Owner Trustee, and JDRI, as Depositor.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus Supplement and the Prospective Supplement included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; and (viii) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus Supplement and the Prospectus Supplement and the heading “LEGAL OPINIONS” in the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ LANE & WATERMAN LLP